EXHIBIT 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Reports First Quarter 2009 Earnings

MIDLAND, Mich., April 20, 2009 -- Chemical Financial Corporation (Nasdaq:CHFC) today announced 2009 first quarter net income of $2.7 million, or $0.11 per diluted share, versus net income of $9.7 million, or $0.41 per diluted share, in the first quarter of 2008.

"The decline in first quarter earnings was due in large part to credit quality issues and an increased provision for loan losses. Michigan's economy continued to have an adverse effect on our loan portfolio, resulting in charge-offs of $8.5 million and an increase in our allowance for loan losses of an additional $5.5 million, bringing the total provision for loan losses in the first quarter to $14.0 million," said David B. Ramaker, Chairman, President and Chief Executive Officer.

"In addition, loan collection expenses and costs related to our nonperforming assets were $2.2 million, up $0.7 million compared to the first quarter of 2008. Also, FDIC insurance premiums were $1.2 million for the quarter, an increase of $1.1 million, compared to last year's first quarter. These increases negatively impacted our efforts to control overall operating expense growth," said Ramaker. "Notwithstanding these factors, we did report a profit for the quarter."

"We experienced solid loan and deposit growth over the past twelve months, despite the depressed economic conditions nationally and locally. We believe that our business model, embodied by our community banking strategy, coupled with our financial strength have left Chemical Financial relatively well positioned to take advantage of opportunities that may arise in the markets we serve," added Ramaker.

Net interest income was $36.6 million in the first quarter of 2009, an increase of $2.2 million, or 6.4 percent, from first quarter 2008 net interest income of $34.4 million. The increase in net interest income was attributable to both an increase in net interest margin and growth in the balance sheet. The net interest margin (on a tax-equivalent basis) in the first quarter of 2009 was 4.06 percent, down from 4.38 percent in the fourth quarter of 2008, but up from 3.94 percent in the first quarter of 2008. The increase in net interest margin from the prior year's first quarter was primarily attributable to decreases in rates paid on interest-bearing liabilities exceeding decreases in rates earned on interest-earning assets. The decrease in net interest margin from the fourth quarter of 2008 was primarily attributable to the average yield on loans and investments decreasing more than the average cost of interest-bearing deposits.

Total assets were $3.98 billion at March 31, 2009, up from $3.87 billion at December 31, 2008 and $3.80 billion at March 31, 2008. At March 31, 2009, total loans were $2.95 billion, compared to $2.98 billion at December 31, 2008 and $2.78 billion at March 31, 2008. Investment securities were $610 million at March 31, 2009, up from $547 million at December 31, 2008 and $580 million at March 31, 2008.

Total deposits were $3.10 billion at March 31, 2009, up $126 million, or 4.2%, from $2.98 billion at December 31, 2008 and up $152 million, or 5.2%, from $2.95 billion at March 31, 2008. The Company experienced growth in core business and consumer deposits during the twelve months ended March 31, 2009. The Company maintained these new funds largely in interest-bearing balances at the Federal Reserve Bank, thereby further enhancing the Company's liquidity position. Federal Home Loan Bank advances totaled $125 million at March 31, 2009, compared to $135 million at December 31, 2008 and $130 million at March 31, 2008.

The provision for loan losses was $14.0 million in the first quarter of 2009, compared to $18.0 million in the fourth quarter of 2008 and $2.7 million in the first quarter of 2008. Net loan charge-offs were $8.5 million in the first quarter of 2009, up from $7.4 million in the fourth quarter of 2008 and up substantially from $2.5 million in the first quarter of 2008. The increase in the provision for loan losses in the first quarter of 2009, as compared to the first quarter of 2008, was primarily reflective of increased loan charge-offs coupled with continued deterioration in credit quality. The allowance for loan losses of $62.6 million at March 31, 2009 was 2.12 percent of total loans, up from 1.91 percent of total loans at December 31, 2008 and up significantly from 1.42 percent of total loans at March 31, 2008. At March 31, 2009, nonperforming loans as a percentage of total loans were 3.56 percent, up from 3.13 percent at December 31, 2008 and from 2.58 percent at March 31, 2008.

At March 31, 2009, nonperforming assets totaled $125.7 million, up from $113.3 million at December 31, 2008 and up from $84.6 million at March 31, 2008. The increase in nonperforming assets from the previous quarter's end was due primarily to increases in nonaccrual real estate commercial loans and real estate construction loans. At March 31, 2009, the Company's nonperforming assets included $94.7 million in nonaccrual loans, $10.3 million in accruing loans contractually past due 90 days or more as to interest or principal payments and $20.7 million of other real estate and repossessed assets.

Total noninterest income was $9.9 million in the first quarter of 2009, up slightly from $9.6 million in the first quarter of 2008. Increases in mortgage banking revenue and other charges and fees for customer services were partially offset by a decrease in service charges on deposit accounts and trust and investment services revenue.

Operating expenses of $29.2 million in the first quarter of 2009 were up $2.4 million, or 8.8 percent, from the first quarter of 2008, with the increases in credit-related operating expenses and FDIC insurance premiums primarily responsible for the increase. The Company's first quarter 2009 efficiency ratio of 62.0 percent was up from 58.7 percent in the fourth quarter of 2008 and 60.3 percent in the first quarter of 2008.

The Company's return on average assets during the first quarter of 2009 was 0.28 percent, up modestly from 0.17 percent in the fourth quarter of 2008 and down from 1.03 percent in the first quarter of 2008. At March 31, 2009, the Company's book value stood at $20.40 per share, versus $20.58 per share at December 31, 2008 and $21.60 per share at March 31, 2008. The decrease in net income resulted in a decrease in return on average equity to 2.3 percent in the first quarter of 2009 from 7.7 percent in the first quarter of 2008.

This morning, April 20, 2009, the Board announced the declaration of the second quarter 2009 cash dividend of $0.295 per share, the same as the prior quarter's dividend level.

Chemical Financial Corporation is the third-largest bank holding company headquartered in Michigan. The Company operates through a single subsidiary bank, Chemical Bank, with 129 banking offices spread over 31 counties in the lower peninsula of Michigan. At March 31, 2009, the Company had total assets of $3.98 billion. Chemical Financial Corporation's common stock trades on The Nasdaq Stock Market under the symbol CHFC and is one of the issues comprising the Nasdaq Global Select Market.

SAFE HARBOR STATEMENT
This report contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical Financial Corporation itself. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "judgment," "plans," "predicts," "projects," "should," "will," variations of such words and similar expressions are intended to identify such forward-looking statements. Management's determination of the provision and allowance for loan losses involves judgments that are inherently forward-looking. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical Financial Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors include, but are not limited to, the risk factors described in Item 1A in Chemical Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2008; the timing and level of asset growth; changes in banking laws and regulations; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; opportunities for acquisitions and the effective completion of acquisitions and integration of acquired entities; the possibility that anticipated cost savings and revenue enhancements from acquisitions, restructurings, reorganizations and bank consolidations may not be realized fully or at all or within expected time frames; the local and global effects of the ongoing war on terrorism and other military actions, including actions in Iraq; and current uncertainties and fluctuations in the financial markets and stocks of financial services providers due to concerns about credit availability and concerns about the Michigan economy in particular. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	March 31 2009	December 31 2008	March 31 2008
Assets:
Cash and cash equivalents:
Cash and cash due from banks	$83,976	$168,650	$93,063
Federal funds sold	-	-	135,000
Interest-bearing deposits with unaffiliated banks and others	142,184	4,572	34,066
Total Cash and Cash Equivalents	226,160	173,222	262,129
Investment securities:
Available-for-sale	501,594	449,947	490,950
Held-to-maturity	108,600	97,511	88,659
Total Investment Securities	610,194	547,458	579,609
Other securities	22,128	22,128	22,142
Loans held for sale	28,336	8,463	10,792

Loans:
Commercial	563,118	587,554	527,514
Real estate commercial	784,475	786,404	764,768
Real estate construction	112,102	119,001	128,878
Real estate residential	809,262	839,555	817,348
Consumer	682,632	649,163	546,486
Total Loans	2,951,589	2,981,677	2,784,994
Allowance for loan losses	(62,562)	(57,056)	(39,662)
Net Loans	2,889,027	2,924,621	2,745,332

Premises and equipment	52,914	53,036	49,339
Goodwill	69,908	69,908	69,908
Other intangible assets	5,224	5,241	6,342
Interest receivable and other assets	71,860	70,236	53,705
Total Assets	$3,975,751	$3,874,313	$3,799,298

Liabilities:
Deposits:
Noninterest-bearing	$526,343	$524,464	$519,405
Interest-bearing	2,578,193	2,454,328	2,432,994
Total Deposits	3,104,536	2,978,792	2,952,399
Interest payable and other liabilities	37,573	35,214	24,274
Short-term borrowings	221,247	233,738	178,000
Federal Home Loan Bank advances - long-term	125,025	135,025	130,049
Total Liabilities	3,488,381	3,382,769	3,284,722

Shareholders' Equity:
Common stock, $1 par value per share	23,890	23,881	23,823
Surplus	347,264	346,916	344,935
Retained earnings	129,249	133,578	144,510
Accumulated other comprehensive income (loss)	(13,033)	(12,831)	1,308
Total Shareholders' Equity	487,370	491,544	514,576
Total Liabilities and Shareholders' Equity	$3,975,751	$3,874,313	$3,799,298

Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended March 31
(In thousands, except per share data)	2009	2008
Interest Income:
Interest and fees on loans	$42,793	$45,570
Interest on investment securities:
Taxable	4,502	5,839
Tax-exempt	777	695
Dividends on other securities	163	194
Interest on federal funds sold	-	1,018
Interest on deposits with unaffiliated banks and others	87	121
Total Interest Income	48,322	53,437

Interest Expense:
Interest on deposits	10,167	16,327
Interest on short-term borrowings	233	959
Interest on Federal Home Loan Bank advances - long-term	1,332	1,765
Total Interest Expense	11,732	19,051
Net Interest Income	36,590	34,386
Provision for loan losses	14,000	2,700
Net Interest Income after
Provision for Loan Losses	22,590	31,686

Noninterest Income:
Service charges on deposit accounts	4,475	4,774
Trust and investment services revenue	2,375	2,654
Other charges and fees for customer services	1,801	1,596
Mortgage banking revenue	1,150	536
Other	56	20
Total Noninterest Income	9,857	9,580

Operating Expenses:
Salaries, wages and employee benefits	15,417	14,479
Occupancy	2,707	2,770
Equipment	2,342	2,187
Other	8,739	7,408
Total Operating Expenses	29,205	26,844
Income Before Income Taxes	3,242	14,422
Federal Income Tax Expense	524	4,751
Net Income	$2,718	$9,671

Net income per share:
Basic	$0.11	$0.41
Diluted	0.11	0.41

Cash dividends per share	0.295	0.295

Average shares outstanding:
Basic	23,890	23,823
Diluted	23,900	23,827

Chemical Financial Corporation Announces First Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation

	Three Months Ended March 31
(Dollars in thousands)	2009	2008
Average Balances
Total assets	$3,927,103	$3,790,841
Total interest-earning assets	3,698,726	3,561,603
Total loans	2,960,977	2,788,223
Total deposits	3,047,112	2,933,028
Total interest-bearing liabilities	2,884,681	2,737,096
Total shareholders' equity	488,095	508,231

	Three Months Ended March 31
	2009	2008
Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	4.06%	3.94%
Efficiency ratio	62.0%	60.3%
Return on average assets	0.28%	1.03%
Return on average shareholders' equity	2.3%	7.7%
Average shareholders' equity as a
percent of average assets	12.4%	13.4%
Tangible shareholders' equity as a
percent of total assets	10.6%	11.8%
Total risk-based capital ratio	16.2%	17.4%

	March 31 2009	Dec 31 2008	Sept 30 2008	June 30 2008	March 31 2008
Credit Quality Statistics
Nonaccrual loans	$94,737	$76,466	$69,719	$61,635	$61,360
Loans 90 or more days past due
and still accruing	10,240	16,862	13,012	10,288	10,570
Total nonperforming loans	104,977	93,328	82,731	71,923	71,930
Repossessed assets (RA)	20,688	19,923	15,699	15,897	12,664
Total nonperforming assets	125,665	113,251	98,430	87,820	84,594
Net loan charge-offs (year-to-date)	8,494	31,566	24,210	8,958	2,460

Allowance for loan losses as a
percent of total loans	2.12%	1.91%	1.58%	1.39%	1.42%
Allowance for loan losses as a
percent of nonperforming loans	60%	61%	56%	55%	55%
Nonperforming loans as a
percent of total loans	3.56%	3.13%	2.83%	2.52%	2.58%
Nonperforming assets as a
percent of total loans plus RA	4.23%	3.77%	3.34%	3.06%	3.02%
Nonperforming assets as a
percent of total assets	3.16%	2.92%	2.60%	2.35%	2.23%
Net loan charge-offs as a percent of
average loans (year-to-date, annualized)	1.15%	1.10%	1.14%	0.64%	0.35%

	March 31 2009	Dec 31 2008	Sept 30 2008	June 30 2008	March 31 2008
Additional Data - Intangibles
Goodwill	$69,908	$69,908	$69,908	$69,908	$69,908
Core deposit intangibles	2,847	3,050	3,266	3,609	4,062
Mortgage servicing rights (MSR)	2,377	2,191	2,328	2,354	2,280
Amortization of core deposit intangibles (quarter only)	203	216	343	453	531

Chemical Financial Corporation Announces First Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

(Dollars in thousands)	March 31 2009	Dec 31 2008	Sept 30 2008	June 30 2008	March 31 2008
Nonaccrual loans:
Commercial	$16,419	$16,324	$13,320	$10,918	$11,595
Real estate commercial	41,826	27,344	24,230	17,915	19,235
Real estate construction	18,504	15,310	14,513	15,157	17,206
Real estate residential	12,803	12,175	12,869	11,955	9,267
Consumer	5,185	5,313	4,787	5,690	4,057
Total nonaccrual loans	94,737	76,466	69,719	61,635	61,360
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	2,581	1,652	1,735	3,130	1,631
Real estate commercial	4,352	9,995	6,586	2,948	2,865
Real estate construction	538	759	1,096	676	392
Real estate residential	1,699	3,369	2,910	2,746	4,742
Consumer	1,070	1,087	685	788	940
Total accruing loans contractually past due 90 days or more as to interest or principal payments	10,240	16,862	13,012	10,288	10,570
Total nonperforming loans	104,977	93,328	82,731	71,923	71,930
Other real estate and repossessed assets	20,688	19,923	15,699	15,897	12,664
Total nonperforming assets	$125,665	$113,251	$98,430	$87,820	$84,594

Chemical Financial Corporation Announces First Quarter Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	Three Months Ended
(Dollars in thousands)	March 31 2009	Dec 31 2008	Sept 30 2008	June 30 2008	March 31 2008
Allowance for loan losses at beginning of period	$57,056	$46,412	$39,664	$39,662	$39,422
Provision for loan losses	14,000	18,000	22,000	6,500	2,700

Loans charged off:
Commercial	(3,290)	(3,254)	(11,468)	(1,474)	(591)
Real estate commercial	(2,589)	(1,645)	(673)	(3,373)	(1,304)
Real estate construction	(1,700)	(954)	(923)	(1,070)	(16)
Real estate residential	(235)	(1,106)	(749)	(358)	(245)
Consumer	(1,253)	(1,811)	(1,776)	(612)	(540)
Total loan charge-offs	(9,067)	(8,770)	(15,589)	(6,887)	(2,696)
Recoveries of loans previously charged off:
Commercial	205	1,094	74	228	77
Real estate commercial	87	11	68	32	20
Real estate construction	-	-	-	-	29
Real estate residential	82	83	50	5	22
Consumer	199	226	145	124	88
Total loan recoveries	573	1,414	337	389	236
Net loan charge-offs	(8,494)	(7,356)	(15,252)	(6,498)	(2,460)
Allowance for loan losses at end of period	$62,562	$57,056	$46,412	$39,664	$39,662

Chemical Financial Corporation Announces First Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	1st Qtr. 2009	4th Qtr. 2008	3rd Qtr. 2008	2nd Qtr. 2008	1st Qtr. 2008
Summary of Operations
Interest income	$ 48,322	$ 51,703	$ 51,688	$ 51,508	$ 53,437
Interest expense	11,732	13,192	14,968	15,872	19,051
Net interest income	36,590	38,511	36,720	35,636	34,386
Provision for loan losses	14,000	18,000	22,000	6,500	2,700
Net interest income after provision
for loan losses	22,590	20,511	14,720	29,136	31,686
Noninterest income	9,857	9,604	10,054	11,959	9,580
Operating expenses	29,205	28,629	26,750	26,885	26,844
Income (loss) before income taxes	3,242	1,486	(1,976)	14,210	14,422
Federal income tax expense (benefit)	524	(100)	(951)	4,600	4,751
Net income (loss)	$ 2,718	$ 1,586	$ (1,025)	$ 9,610	$ 9,671

Per Common Share Data
Net income (loss):
Basic	$ 0.11	$ 0.06	$ (0.04)	$ 0.40	$ 0.41
Diluted	0.11	0.06	(0.04)	0.40	0.41
Cash dividends	0.295	0.295	0.295	0.295	0.295
Book value - period-end	20.40	20.58	21.19	21.58	21.60
Market value - period-end	20.81	27.88	31.14	20.40	23.84